Citigroup Alternative Investments Multi-Adviser Hedge Fund Portfolios LLC

                             Multi-Strategy Series G

                              Financial Statements

                               September 30, 2003

                                   (Unaudited)













                                                                           Page

Statement of Assets and Liabilities....................................      1
Statement of Operations................................................      2
Statement of Changes in Net Assets.....................................      3

    Citigroup Alternative Investments Multi-Adviser Hedge Fund Portfolios LLC

                             Multi-Strategy Series G

                       Statement of Assets and Liabilities

                               September 30, 2003

                                   (Unaudited)




ASSETS
    Investments in funds, at fair value                     $68,761,510
    Cash                                                      4,049,644
    Prepaid fund investment                                   2,000,000
    Interest accrued                                              1,393
    Prepaid expenses and other assets                            69,995
                                                            ------------
                     Total Assets                            74,882,542
                                                            ------------

LIABILITIES
   Management fee payable                                       139,808
   Offering fees                                                 20,193
   Administration fees                                           37,192
   Custody fees                                                   3,890
   Professional fees payable                                     82,886
   Organization payable                                               0
   Accrued expenses payable                                     174,130
                                                            ------------
                    Total Liabilities                           458,099
                                                            ------------

                       Net Assets                           $74,424,443
                                                            ============

Members' Capital-Net Assets

Represented by:
Members' capital at beginning of period                     $74,050,208
Capital contributions                                                 0
Capital withdrawals                                                   0
Net realized gain/loss                                         (121,091)
Accumulated net investment income (loss)                       (225,414)
Accumulated net unrealized appreciation (depreciation)          720,740
                                                            ------------
     Members' Capital-Net Assets                            $74,424,443
                                                            ============

    Citigroup Alternative Investments Multi-Adviser Hedge Fund Portfolios LLC

                             Multi-Strategy Series G

                             Statement of Operations

                               September 30, 2003

                                   (Unaudited)


                                                                                September     Year to Date
                                                                                ---------     ------------
Investment Income
    Dividends                                                                          $0              $0
    Interest                                                                        1,394           9,413
                                                                                ---------- ---------------
      Total Investment Income                                                       1,394           9,413
                                                                                ---------- ---------------

Expenses
    Operating expenses
       Management fees                                                            140,712         698,035
       Blue sky fees                                                                1,430           8,710
       Custodian's fees                                                               967           5,926
       Director's fees                                                              1,716          10,452
       Insurance fees                                                               1,430           8,710
       Audit fees                                                                   4,110          25,069
       Out-of-pocket fees                                                              71             436
       Organizational expenses                                                          0               0
       Marketing  fees                                                              7,150          43,552
       Offering fees                                                               14,983          91,399
       Tax expenses                                                                20,766          32,817
       Legal fees                                                                   4,052          24,679
       Prepaid fees                                                                     0               0
       Printing fees                                                                  143             871
       Admin. expenses                                                             18,325          92,187
       Misc. expenses                                                              10,953          19,669
                                                                                ---------- ---------------
               Total operating expenses                                           226,808       1,062,512
                                                                                ---------- ---------------

               Net Investment income (loss)                                      (225,414)     (1,053,099)
                                                                                ---------- ---------------

Realized and unrealized gain (loss) on investments
   Net change in unrealized appreciation (depreciation) on investments            720,740       4,063,381
   Net realized gain (loss) on investments                                       (121,091)        (11,878)
                                                                                ---------- ---------------
Net realized and unrealized gain (loss) on investments                            599,649       4,051,503
                                                                                ---------- ---------------
Increase (decrease) in Members' capital derived from investment activities       $374,235      $2,998,404
                                                                                 ========= ==============


    Citigroup Alternative Investments Multi-Adviser Hedge Fund Portfolios LLC

                             Multi-Strategy Series G

                       Statement of Changes in Net Assets

                               September 30, 2003

                                   (Unaudited)


                                                                                September    Year to Date

From investment activities
    Net investment income (loss)                                                 ($225,414)  ($1,053,099)
    Net change in unrealized appreciation (depreciation) on investments            720,740     4,063,381
    Net realized gain (loss) on investments                                       (121,091)      (11,878)
                                                                               ------------ -------------

    Increase (decrease) in Members' capital derived from investment activities     374,235     2,998,404
                                                                               ------------ -------------

Members' capital Transactions
  Capital contributions                                                                  0    33,342,825
  Capital withdrawals                                                                    0      (343,453)

                                                                               ------------ -------------
     Increase (decrease) in Members' capital derived from transactions                   0    32,999,372

Members' capital at beginning of period                                         74,050,208    38,426,667
                                                                               ------------ -------------
Members' capital at end of period                                              $74,424,443   $74,424,443
                                                                               ============ =============

